EXHIBIT 10.1

COUNSELOR AGREEMENT

This Counselor Agreement (“Agreement”) between QuinStreet, Inc., a Delaware corporation (the “Company”) and William Bradley, an individual (“Counselor”), is effective as of December 31, 2015 (the “Effective Date”).

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Purpose of Engagement.  Counselor is experienced with the Company’s business, operations and objectives as a result of Counselor’s service on the Company’s Board of Directors, and is able to provide a unique perspective as the result of his government and other experiences. Accordingly, the Company has determined that Counselor’s continuous service with the Company for a period of time, and on the terms set forth herein, is in the best interests of the Company.  Accordingly, the Company agrees to retain Counselor as a counselor to the Company and the Chairman of the Company, providing advisory services on a wide range of matters, including political matters and matters relating to the Company’s business generally, as requested by the Chairman or the Board (the “Services”).  Counselor agrees to furnish the Services for the term and under the conditions set forth in this Agreement.

2.	Performance of Services. The Company will make its facilities and equipment available to Counselor when necessary in the Company’s reasonable discretion.
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Term.  The term of this Agreement shall begin on the Effective Date, and shall continue, unless earlier terminated as provided herein, for a period of two years (until December 31, 2017), at which time the Agreement will automatically renew for successive one-year terms unless either party gives notice to the other party of its intent not to renew at least 30 days prior to the end of the then-current term.

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Counselor’s Compensation. During the term of this Agreement, Counselor’s “Continuous Service” (as defined in the QuinStreet, Inc. 2010 Non-Employee Directors’ Stock Award Plan) will continue for purposes of continued ability to exercise existing vested options but not for the purpose of vesting currently unvested options or RSUs.

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No Other Modification. Except as set forth herein, the terms of Counselor’s outstanding equity awards will continue to be governed in all respects by the terms of the governing plan documents, RSU and option agreements between Counselor and the Company.  Except as expressly set forth herein, in the event of any conflict between any of the terms herein and any terms in the applicable plan documents, RSU or option agreements, the terms in this Agreement shall control.

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Confidential Information.  Counselor agrees to hold the Company’s Confidential Information in strict confidence and not to disclose such Confidential Information to any third parties.  “Confidential Information” as used in this Agreement shall mean all information disclosed by the Company or learned by Counselor during the term of this Agreement that is not generally known in the Company’s trade or industry and shall include, without limitation: (a) concepts and ideas relating to the current, future and proposed products or services of the Company or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, or know-how; (c) information regarding plans for research, development, new offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of the Company or its subsidiaries or affiliates.  Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to the Company or Counselor in the course of the Company business.  Counselor’s obligations set forth in this Section 5 shall not apply with respect to any portion of the Confidential Information that Counselor can document by competent proof that such portion: (a) was in the public domain at the time it was communicated to Counselor by the Company; (b) entered the public domain through no fault of Counselor, subsequent to the time it was communicated to Counselor by the Company; (c) was in Counselor’s possession free of any obligation of confidence at the time it was communicated to Counselor by the

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Company; (d) was rightfully communicated to Counselor free of any obligation of confidence subsequent to the time it was communicated to Counselor by the Company; or (e) was communicated by the Company to an unaffiliated third party free of any obligation of confidence.  In addition, Counselor may disclose the Company’s Confidential Information solely to the extent necessary to provide the Services specified herein, to enforce the Agreement, with the prior written consent of an authorized representative of the Company or as required by law, legal process or in response to a valid order by a court, regulatory agency or governmental body in any criminal, civil or other proceeding or investigation.  All Confidential Information furnished to Counselor by the Company is the sole and exclusive property of the Company or its suppliers or customers.  Upon request by the Company, Counselor agrees to promptly deliver to the Company the original and any copies of such Confidential Information.

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Termination.  Either party may terminate this Agreement for any reason, with or without cause, upon written notice to the other party. The rights and obligations contained in Section 5 (“Confidential Information”) will survive any termination or expiration of this Agreement.

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Independent Contractor Relationship.  Counselor agrees, represents and warrants that Counselor is an independent contractor and that Counselor is not serving as an employee, agent or representative of the Company under this Agreement.  The Company will not withhold or make payments for state or federal income tax or social security; make unemployment insurance or disability insurance contributions; or obtain workers’ compensation insurance on Counselor’s behalf.  Counselor will not receive any employee benefits from the Company such as paid holidays, vacations, sick leave or other such paid time off, or participate in the Company-sponsored health insurance or other employee benefit plans. Counselor agrees to accept exclusive liability for complying with all applicable state and federal laws, including without limitation obligations such as payment of quarterly taxes, social security, disability and other contributions based on fees paid to Counselor under this Agreement.  Counselor shall be responsible for all taxes and other expenses attributable to the rendition of Services hereunder to the Company, and Counselor shall indemnify, hold harmless and defend the Company from any and all claims, liabilities, damages, taxes, fines or penalties sought or recovered by any governmental entity, including but not limited to the Internal Revenue Service or any state taxing authority, arising out of Counselor’s alleged failure to pay federal, state or local taxes during the term of this Agreement or the Company’s failure to make withholdings or deductions from its payments to Counselor.  Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between the Company and Counselor, nor shall anything in this Agreement be deemed to constitute Counselor or the Company the agent of the other.  Neither Counselor nor the Company shall be liable for or bound by any representation, act or omission whatsoever of the other.

8.	Nonassignability. Counselor shall not assign, transfer, or subcontract this Agreement or any of his obligations hereunder without the Company’s express, prior written permission.
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Severability and Governing Law.  In the event that any term or provision of this Agreement shall be held to be invalid, void or unenforceable, then the remainder of this Agreement shall not be affected, impaired or invalidated, and each such term and provision of this Agreement shall be modified so as to render it lawful and enforceable to the fullest extent permitted by law consistent with the general intent of the parties insofar as possible.  This Agreement shall be governed by and construed in accordance with the laws of the state of California, as such laws are applied to agreements between California residents made and to be performed entirely in California, without regard to any conflict of law rules thereof. In the event of any action or proceeding to enforce any provision of this Agreement, in addition to any other relief awarded, the prevailing party will be entitled to recover reasonable attorneys’ fees.

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Waiver.  No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach.  No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right.  The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

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Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt.  Notice to Counselor shall be sent to the addresses set forth below or such other address as Counselor shall specify in writing.

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Entire Agreement.  This Agreement, including all exhibits, is the final, complete and exclusive embodiment of the agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions, representations, or promises with respect to that subject matter.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.  The terms of this Agreement will govern all Services undertaken by Counselor for the Company.  This Agreement will be binding on and inure to the benefit of each of the parties and their executors, administrators, heirs, successors and assigns.  The Company will require any successor in interest to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform absent such succession.  Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning or interpretation of this Agreement.

In Witness Whereof, the parties hereto have signed this Agreement, or caused it to be signed by their duly authorized representatives, as of the day and year first above mentioned.

William Bradley	QuinStreet, Inc.
/s/ William Bradley	/s/ Martin Collins By: Martin Collins Title: General Counsel, Senior Vice President

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